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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Historical Financial Information of OrNda" and "Experts" and to the use of our report dated October 25, 1996 with respect to the financial statements of OrNda HealthCorp, in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-17907) and related Prospectus of Tenet Healthcare Corporation for the registration of $200,000,000 Senior Notes due 2003, $600,000,000 Senior Notes due 2005 and $500,000,000 Senior Subordinated Notes due 2007.


                                          ERNST & YOUNG LLP


Nashville, Tennessee
January 13, 1997